UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2006
NOVELLUS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
California
(State or Other Jurisdiction of Incorporation)

0-17157 (Commission File Number)	77-0024666 (I.R.S. Employer Identification No.)
4000 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-9700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Novellus Systems, Inc. (the “Company”) on March 20, 2006 to update the disclosure reported therein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.02(b).
In connection with the appointment of Thomas R. Foy, described in Item 5.02(c) below, William H. Kurtz who had been acting principal accounting officer was replaced by Mr. Foy as principal accounting officer of the Company, effective March 16, 2006. Mr. Kurtz remains the Company’s Executive Vice President and Chief Financial Officer.
Item 5.02(c).
Effective as of March 16, 2006, the board of directors of the Company appointed Thomas R. Foy, age 37, to discharge the duties of principal accounting officer of the Company.
Mr. Foy is currently Vice President and Corporate Controller of the Company. Since joining the Company in July 1993, Mr. Foy has held a number of finance positions, including Treasurer, from May 1997 to June 1999; Director, Worldwide Logistics, from June 1999 to May 2000; Director, Finance and Administration, Japan from May 2000 to June 2002; and Director of Finance, Business Units, R&D, and Manufacturing Operations, from July 2002 to January 2006. Mr. Foy received his Bachelor of Science in Economics from the University of California, Riverside, and his Masters of Business Administration from Santa Clara University.
Mr Foy shall receive an initial base salary of $180,000 per annum. His equity compensation comprises options to purchase 20,000 shares of common stock of the Company, which shall vest in equal annual installments over a four year period beginning on January 24, 2006, and a restricted stock award of 5,000 shares of common stock of Company. One-half of the restricted shares shall vest on the third anniversary of January 24, 2006, and the remaining half shall vest after four consecutive quarters in which the Company’s revenue totals $2 billion. If this condition is not met by January 24, 2010, the restricted shares will expire unvested.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
	By:	/s/ William H. Kurtz
William H. Kurtz,
Date: March 20, 2006		Executive Vice President and Chief Financial Officer